UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 28, 2024
Date of Report (Date of earliest event reported)
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Chisholm Trail
Round Rock, TX 92131
(Address of Principal Executive Offices) (Zip Code)

(512) 238-9840
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KTOS	The NASDAQ Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On March 28, 2024, the Board increased the authorized number of directors of the Board from eight to nine and, upon the recommendation of the Nominating and Corporate Governance Committee, elected Brigadier General (Retired) Bobbi “Flash” Doorenbos to the Board, effective immediately.

General Doorenbos brings significant relevant and diverse experience and expertise to the Board. In her nearly 25 years of distinguished military service, General Doorenbos has served in leadership positions in the White House, Headquarters Air Force, and National Guard Bureau. Her experience includes time as a Special Assistant to Vice President Biden for Defense Policy and Intelligence Programs, as a White House Fellow serving alongside the Secretary of Agriculture, and as Military Deputy for Air Force Training and Readiness where she had responsibilities over Air Force’s operational training infrastructure, readiness and reporting, and aircrew management. General Doorenbos also served as the Wing Commander of the 188th Wing, overseeing its transition from the manned A-10 Warthog to the unmanned MQ-9 Reaper, Intelligence Analysis and Targeting missions. Prior to that, she led the 214th Reconnaissance Group at Davis Monthan Air Force Base as it gained MQ-1’s and stood up a Launch and Recovery unit at Fort Huachuca, Arizona. General Doorenbos joined the Air Force as an F-16 pilot, and one of a small handful of the first women to fly fighter aircraft. As a pilot in both the Sioux City, Iowa and Washington D.C. Air National Guard units, she participated in Operations SOUTHERN WATCH, NOBLE EAGLE, and IRAQI FREEDOM, and has extensive experience at the National Guard Bureau in the Operations, Intelligence, and Requirements/Acquisitions Directorates. General Doorenbos graduated from Iowa State University with a B.B.A. in Finance, then went on to graduate with a M.S. in Strategic Intelligence from the Defense Intelligence Agency’s National Defense Intelligence College, and an Executive MBA from the University of Virginia’s Darden School of Business. General Doorenbos has extensive current and previous Board experience, with service on the Boards of the White House Fellows Foundation and Association, the National Guard Association, and STEM Flights, a 501(c)(3) nonprofit organization dedicated to educating high school students about STEM career fields in aviation. She is also a Senior Advisor with The Roosevelt Group, a public speaker, executive coach, and a commercial airline pilot, flying the Airbus 320.

The Board has not appointed General Doorenbos to any committees of the Board at this time. There are no arrangements or understandings between General Doorenbos and any other persons pursuant to which she was elected as a director, and General Doorenbos has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. General Doorenbos’ compensation as a director will be provided on the same basis as that provided to the Company’s other non-employee directors, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the "SEC") on April 14, 2023 (the “2023 Proxy Statement”). In connection with her appointment, the Company and General Doorenbos will enter into the Company's standard director indemnification agreement, the form of which was filed with the SEC as Exhibit 10.8 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 2011.

A copy of the Company’s press release announcing General Doorenbos’ election to the Company’s Board, is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	April 3, 2024 Board of Directors Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2024

Kratos Defense & Security Solutions, Inc.

By: /s/ Marie Mendoza
                        Marie Mendoza
                        Senior Vice President, General Counsel & Secretary